Exhibit 99.2

OptimizeRx Announces Pricing of Public Offering of Common Stock

ROCHESTER, Mich., February 9, 2021 – OptimizeRx Corporation (Nasdaq: OPRX) (“OptimizeRx”), a leading provider of digital health solutions for life science companies, physicians and patients, today announced the pricing of the previously announced underwritten public offering of 1,325,000 shares of its common stock at a price to the public of $49.50 per share. The gross proceeds to OptimizeRx from the offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by OptimizeRx, are expected to be approximately $65.6 million. OptimizeRx granted the underwriters a 30-day option to purchase up to an additional 198,750 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about February 11, 2021, subject to customary closing conditions.

The net proceeds of the offering will be used for general corporate purposes, which may include future acquisitions. OptimizeRx does not have any immediate arrangements, commitments or understandings regarding any future acquisitions.

William Blair & Company, L.L.C. and RBC Capital Markets, LLC are acting as joint book-running managers for the offering. Roth Capital Partners and Lake Street Capital Markets, LLC are acting as financial advisors for the offering.

An automatic shelf registration statement on Form S-3 (File No. 333-252844) relating to the shares was filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2021 and is effective. The offering is being made only by means of a prospectus supplement and the accompanying prospectus. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents OptimizeRx has filed with the SEC for more complete information about OptimizeRx and the offering. Copies of the registration statement, the preliminary prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Phone: (800) 621-0687; Email: prospectus@williamblair.com or RBC Capital Markets, LLC, Attn: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

Important Cautions Regarding Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to the gross proceeds we expect to receive from the offering, the expected use of the net proceeds from the offering and the expected date of the closing of the offering. We may, in some cases use terms such as “expects,” “plans,” “will” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our preliminary prospectus supplement filed with the Securities and Exchange Commission (SEC) on February 8, 2021 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K filed with the SEC on March 26, 2020. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team